Exhibit 10.1
AMENDMENT NO. 7 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 7, dated as of March 11, 2020 (this “Amendment”), among IQVIA Inc., a Delaware corporation (the “Parent Borrower”), IQVIA Holdings Inc., a Delaware corporation (“Holdings”), the other guarantors party hereto, Bank of America, N.A., as administrative agent and as collateral agent (in such capacity, the “Administrative Agent”), and the Incremental Term A-2 Dollar Lenders (as defined below).
W I T N E S S E T H:
WHEREAS, the Parent Borrower, the Administrative Agent, the lenders from time to time party thereto (the “Lenders”) and the other parties thereto have entered into that certain Fourth Amended and Restated Credit Agreement, dated as of October 3, 2016 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended hereby, the “Credit Agreement”);
WHEREAS, pursuant to Section 2.14 of the Existing Credit Agreement and on the terms and conditions set forth herein, each Lender listed on Schedule I to this Amendment (each such Lender, an “Incremental Term A-2 Dollar Lender”) has agreed, severally, on the terms and conditions set forth herein, to make Incremental Term Loans in the form of a new Class of term A loans in the aggregate principal amount set forth opposite its name on Schedule I to this Amendment (such commitments, the “Incremental Term A-2 Dollar Commitments”, and such Incremental Term Loans of all Incremental Term A-2 Dollar Lenders, the “Incremental Term A-2 Dollar Loans”); and

WHEREAS, Goldman Sachs Bank USA (the “Amendment No. 7 Lead Arranger”) shall act as sole lead arranger and sole bookrunner with respect to this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Definitions. Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified in the Existing Credit Agreement.
SECTION 2.Incremental Term A-2 Dollar Loans.
(i) In accordance with Section 2.14 of the Existing Credit Agreement, the Parent Borrower hereby (i) requests Incremental Term A-2 Dollar Loans in an aggregate principal amount equal to $900,000,000 from the Incremental Term A-2 Dollar Lenders as set forth on Schedule I to this Amendment to be funded on the Amendment No. 7 Effective Date (it being acknowledged, for the avoidance of doubt, that this Section 2(i) shall constitute an Incremental Loan Request), and (ii) confirms and agrees that the Parent Borrower will borrow the full amount of the Incremental Term A-2 Dollar Loans from the Incremental Term A-2 Dollar Lenders on the Amendment No. 7 Effective Date.
(ii) Each Incremental Term A-2 Dollar Lender hereby agrees that (i) on the Amendment No. 7 Effective Date, such Incremental Term A-2 Dollar Lender will fund Incremental Term A-2 Dollar Loans in the amount of its Incremental Term A-2 Dollar Commitment, and (ii) at all times on and after the Amendment No. 7 Effective Date, such Incremental Term A-2 Dollar Lender will be bound by all obligations of a Lender under the Existing Credit Agreement in respect of its Incremental Term A-2 Dollar Commitment and its

Incremental Term A-2 Dollar Loans (in addition to all other Loans and Commitments of such Lender (if any) outstanding prior to the Amendment No. 7 Effective Date).
SECTION 3.Amendments to the Existing Credit Agreement. Pursuant to Section 2.14 of the Existing Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, effective on and as of the Amendment No. 7 Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex A hereto.
SECTION 4.Conditions of Effectiveness. This Amendment shall become effective as of the first date (such date being referred to as the “Amendment No. 7 Effective Date”) when each of the following conditions shall have been satisfied:
(a)The Administrative Agent (or its counsel) shall have received counterparts of this Amendment signed by the Parent Borrower, the Guarantors, the Administrative Agent, and the Incremental Term A-2 Dollar Lenders.
(b)The Administrative Agent shall have received (x) the legal opinion of Ropes & Gray LLP, counsel to the Loan Parties and (y) the legal opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., North Carolina counsel to the Loan Parties, in each case, dated as of the Amendment No. 7 Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.
(c)The Administrative Agent shall have received (i) copies of each Organization Document for the Parent Borrower and each Guarantor, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Amendment No. 7 Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of the Parent Borrower and each Guarantor executing this Amendment; (iii) resolutions of the Board of Directors or similar governing body of the Parent Borrower and each Guarantor approving and authorizing the execution, delivery and performance of this Amendment and certified as of the Amendment No. 7 Effective Date by its secretary, an assistant secretary or other appropriate Person as being in full force and effect without modification or amendment and (iv) if available, a good standing certificate from the applicable Governmental Authority of the Parent Borrower’s and each Guarantor’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Amendment No. 7 Effective Date.
(d)The Administrative Agent and the Amendment No. 7 Lead Arranger shall have been paid all fees payable to the Administrative Agent and the Amendment No. 7 Lead Arranger, respectively, on the Amendment No. 7 Effective Date and, to the extent invoiced at least two (2) Business Days prior to the Amendment No. 7 Effective Date (or as otherwise reasonably agreed by the Parent Borrower), out-of-pocket expenses required to be paid by the Parent Borrower in connection with this Amendment, including the Attorney Costs of Cahill Gordon & Reindel LLP, in accordance with Section 10.04 of the Existing Credit Agreement.
(e)The Administrative Agent shall have received an officer’s certificate with respect to the Parent Borrower and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent as to satisfaction of the conditions set forth in clauses (j) and (k) of this Section 4.

(f)To the extent requested at least three (3) Business Days prior to the Amendment No. 7 Effective Date (or as otherwise reasonably agreed by the Parent Borrower), the Administrative Agent shall have received a Note executed by the Parent Borrower in favor of each Incremental Term A-2 Dollar Lender requesting a Note, if any.
(g)The Administrative Agent shall have received a Committed Loan Notice with respect to the Incremental Term A-2 Dollar Loans no later than 12:00 p.m. on the Business Day that is three (3) Business Days prior to the Amendment No. 7 Effective Date.
(h)The Administrative Agent shall have received a Solvency Certificate from a Responsible Officer of the Parent Borrower in substantially the form attached hereto as Annex B.
(i)At least three (3) Business Days prior to the Amendment No. 7 Effective Date, the Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations (including a certification regarding beneficial ownership as required by the 31 C.F.R. § 1010.230), including the USA PATRIOT Act, that has been requested in writing at least ten (10) Business Days prior to the Amendment No. 7 Effective Date.
(j)The representations and warranties of each Loan Party set forth in Article V of the Existing Credit Agreement and in each other Credit Document shall be true and correct in all material respects on and as of the Amendment No. 7 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(k)Immediately after giving effect to this Amendment and the making of the Incremental Term A-2 Dollar Loans on the Amendment No. 7 Effective Date as contemplated by this Amendment, no Default or Event of Default shall exist.
SECTION 5.Representations and Warranties. The Loan Parties party hereto represent and warrant as follows as of the date hereof:
(a)the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate or other organizational action on the part of the Parent Borrower and the Guarantors. The execution, delivery and performance by the Loan Parties party hereto of this Amendment will not (i) contravene the terms of any of such Loan Party’s Organization Documents, (ii) result in the creation of any Lien upon any of the property or assets of such Loan Party or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Existing Credit Agreement), or (iii) violate any applicable Law except with respect to any breach, contravention or violation referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)this Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes a legally valid and binding obligation of each such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing; and
(c)the representations and warranties of each Loan Party set forth in Article V of the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Amendment No. 7 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
SECTION 6.Effect on the Existing Credit Agreement and the Credit Documents.
(a)On and after the Amendment No. 7 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment. Each of the Collateral Documents, as specifically amended by this Amendment, and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Credit Documents, in each case, as amended by this Amendment.
(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Credit Document.
(c)This Amendment shall not constitute a novation of the Existing Credit Agreement or of any other Credit Document.
SECTION 7.Liens Unimpaired. After giving effect to this Amendment, neither the modification of the Existing Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:
(a)impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document prior to the Amendment No. 7 Effective Date, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations (including, without limitation, the Incremental Term A-2 Dollar Loans), whether heretofore or hereafter incurred; or
(b)requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
SECTION 8.Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 9.Severability. In case any provision in or obligation of this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
SECTION 10.Successors. The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and permitted assigns.
SECTION 11.Governing Law; Jurisdiction. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. The provisions of Sections 10.15(b) and (c) and Section 10.16 of the Existing Credit Agreement shall apply to this Amendment, mutatis mutandis.
SECTION 12.Lender Signatures. Each Lender that executes a counterpart to this Amendment shall be deemed to have irrevocably approved this Amendment (and such approval shall be binding upon Lender’s successors and assigns).  Each Lender agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Amendment, but agrees that a copy of such signature page may be delivered to the Parent Borrower, the Administrative Agent and the Amendment No. 7 Lead Arranger.
SECTION 13.Reaffirmation. The Parent Borrower and each Guarantor hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof on behalf of themselves and each other Loan Party, (i) the covenants and agreements contained in each Credit Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under each Guaranty, as applicable, and its prior grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents which Liens continue in full force and effect after giving effect to this Amendment.
SECTION 14.Roles. It is agreed that the Amendment No. 7 Lead Arranger shall be deemed a Lead Arranger for all purposes under the Credit Agreement. Anything herein to the contrary notwithstanding, the Amendment No. 7 Lead Arranger shall not have any powers, duties or responsibilities under this Amendment, except in its capacity as a Lender hereunder.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

IQVIA INC.,
as the Parent Borrower
By: /s/ Andrew Markwick
        Name: Andrew Markwick
        Title: Vice President and Treasurer

[Signature Page to Amendment No. 7]

IQVIA HOLDINGS INC.,
as a Guarantor

By: /s/ Eric Sherbet
Name: Eric Sherbet
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 7]

APPATURE INC., as a Guarantor
BENEFIT HOLDING, INC., as a Guarantor
DATA NICHE ASSOCIATES, INC., as a Guarantor
IGUARD, INC., as a Guarantor
IMS SOFTWARE SERVICES LTD., as a Guarantor
INNOVEX MERGER CORP., as a Guarantor
INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD., as a Guarantor
IQVIA CHINAMETRIK INC., as a Guarantor
IQVIA COMMERCIAL FINANCE INC., as a Guarantor
IQVIA COMMERCIAL TRADING CORP., as a Guarantor
IQVIA COMMERCIAL INDIA HOLDINGS CORP., as a Guarantor
IQVIA CSMS US INC., as a Guarantor
IQVIA MEDICAL COMMUNICATIONS & CONSULTING INC., as a Guarantor
IQVIA MEDICAL EDUCATION INC., as a Guarantor
IQVIA PHARMA INC., as a Guarantor
IQVIA PHARMA SERVICES CORP., as a Guarantor
IQVIA RDS ASIA INC., as a Guarantor
IQVIA RDS BT INC., as a Guarantor
IQVIA RDS INC., as a Guarantor
IQVIA TRADING MANAGEMENT INC., as a Guarantor
IQVIA TRANSPORTATION SERVICES CORP., as a Guarantor
MED-VANTAGE, INC., as a Guarantor
QCARE SITE SERVICES, INC., as a Guarantor
THE AMUNDSEN GROUP, INC., as a Guarantor
VCG&A, INC., as a Guarantor
VCG-BIO, INC., as a Guarantor

By: /s/ Andrew Markwick
        Name: Andrew Markwick
        Title: Vice President and Treasurer
[Signature Page to Amendment No. 7]

BUZZEOPDMA LLC, as a Guarantor
EA INSTITUTE, L.L.C., as a Guarantor
ENTERPRISE ASSOCIATES L.L.C., as a Guarantor
IQVIA BIOSCIENCES HOLDINGS LLC, as a Guarantor
IQVIA BIOTECH LLC, as a Guarantor
IQVIA COMMERCIAL SERVICES LLC, as a Guarantor
IQVIA MARKET INTELLIGENCE LLC, as a Guarantor
IQVIA PHASE ONE SERVICES LLC, as a Guarantor
IQVIA RDS LATIN AMERICA LLC, as a Guarantor
IQVIA RDS TRANSFER LLC, as a Guarantor
OUTCOME SCIENCES, LLC, as a Guarantor
RX INDIA, LLC, as a Guarantor
TARGETED MOLECULAR DIAGNOSTICS, LLC, as a Guarantor
VALUEMEDICS RESEARCH, LLC, as a Guarantor

By: /s/ Andrew Markwick
        Name: Andrew Markwick
        Title: Vice President and Treasurer

SPARTAN LEASING CORPORATION, as a Guarantor
By: /s/ Cathy LoBosco
        Name: Cathy N. LoBosco
        Title: President

IQVIA GOVERNMENT SOLUTIONS INC., as a Guarantor

By: /s/ Andrew Markwick
        Name: Andrew Markwick
        Title: Treasurer

[Signature Page to Amendment No. 7]

BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Darren Merten
Name: Darren Merten
Title: Director

[Signature Page to Amendment No. 7]

GOLDMAN SACHS BANK USA, as a Lender and an Incremental Term A-2 Dollar Lender
By: /s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

[Signature Page to Amendment No. 7]

Schedule I

Name of Lender	Incremental Term A-2 Dollar Commitment
Goldman Sachs Bank USA	$900,000,000

A-12

ANNEX A
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
(CONFORMED FOR AMENDMENT NO. 7)

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of September 18, 2017.
“Amendment No. 2 Effective Date” means September 18, 2017, the date of effectiveness of Amendment No. 2.
“Amendment No. 3” means Amendment No. 3 to the Third Amended and Restated Credit Agreement dated as of October 3, 2016.
“Amendment No. 3 Effective Date” means April 6, 2018.
“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of June 11, 2018.
“Amendment No. 7” means Amendment No. 7 to this Agreement, dated as of March 11, 2020.
“Amendment No. 7 Effective Date” means March 11, 2020, the date of effectiveness of Amendment No. 7.
“Annual Financial Statements” means the (i) audited consolidated balance sheets of IMS Health Holdings as of December 31, 2013 and 2012, and the related consolidated statements of income, statements of stockholders’ equity and cash flows for IMS Health Holdings for the fiscal years then ended and (ii) the audited consolidated balance sheets of the Parent Borrower as of December 31, 2012 and 2011, and the related consolidated statements of income, statements of stockholders’ equity and cash flows for the Parent Borrower for the fiscal years then ended.
“Applicable Discount” has the meaning specified in Section 2.05(a)(v)(C)(2).
“Applicable Disposition Percentage” means, on any date, (a) 100% if the Senior Secured First Lien Net Leverage Ratio as of the last day of the most recent Test Period is greater than 2.00 to 1.00 and (b) 50% if the Senior Secured First Lien Net Leverage Ratio as of the last day of the most recent Test Period is equal to or less than 2.00 to 1.00.
“Applicable ECF Percentage” means, for any fiscal year, (a) 50% if the Senior Secured First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than 3.50 to 1.00, (b) 25% if the Senior Secured First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.50 to 1.00 and greater than 3.00 to 1.00 and (c) 0% if the Senior Secured First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.00 to 1.00.
“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity.”
“Applicable Rate” means a percentage per annum equal to:
(a) with respect to Term B-1 Dollar Loans, Term B-2 Dollar Loans and Term B-3 Dollar Loans, (x) for Eurocurrency Rate Loans, 1.75% and (y) for Base Rate Loans, 0.75%;
(b)with respect to Term B-1 Euro Loans and Term B-2 Euro Loans, 2.00%;
(c)with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Term A Loans, (i) from the Extension Effective Date until the first Business Day following delivery of the Compliance Certificate for the first fiscal quarter ending after the Extension Effective Date pursuant to Section 6.02(a), (A) for Eurocurrency Rate Loans, 1.75%, (B) for Base Rate Loans, 0.75%, and (C) for unused commitment fees payable pursuant to Section 2.09(a), 0.30%, and (ii) thereafter, the following percentages per annum, based upon the Total Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Total Net Leverage Ratio	Eurocurrency Rate	Base Rate	Commitment Fee Rate
1	> 5.5 to 1.0	2.00%	1.00%	0.35%
2	≤ 5.5 to 1.0 and > 4.5 to 1.0	1.75%	0.75%	0.30%
3	≤ 4.5 to 1.0 and > 3.5 to 1.0	1.50%	0.50%	0.25%
4	≤ 3.5 to 1.0	1.25%	0.25%	0.20%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that “Pricing Level 1” in clause (c) above shall apply as of (x) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) at the option of the Administrative Agent or the Required Facility Lenders under the applicable Facility, as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply)~~.~~; provided, further, that, unless the Amendment No. 7 Lead Arranger (as defined in Amendment No. 7) has consented in writing to the incurrence of such Indebtedness, from and after the date (the “A-2 Increase Commencement Date”) that any Borrower or Restricted Subsidiary incurs any Incremental Term Loans, Refinancing Term Loans, Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Junior Secured Refinancing Debt, Permitted Pari Passu Secured Refinancing Debt, Permitted Unsecured Refinancing Debt, any other Indebtedness pursuant to clause (g) (solely with respect to incurred (and not assumed) Indebtedness), (n), (r), (u) or (v) of Section 7.03 or any Refinancing Indebtedness in respect of any Term Loans or any other Indebtedness that has been incurred under any of the foregoing definitions or baskets (collectively, the “Restricted Indebtedness”), if, and for so long as Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC collectively hold Term A-2 Dollar Loans in an aggregate principal amount in excess of $100,000,000, the Applicable Rate with respect to Term A-2 Dollar Loans shall be increased by (x) 1.50% for each pricing level set forth above and (y) 1.50% for each pricing level set forth above on each subsequent date that is 90 days or a multiple of 90 days after the A-2 Increase Commencement Date (collectively, the “Interest Step-Up”) (it being understood that the Parent Borrower shall provide notice of any A-2 Increase Commencement Date to the Administrative Agent promptly after such date). For the avoidance of doubt, any Borrower or any Restricted Subsidiary may incur Restricted Indebtedness, without the Interest Step-Up, if Goldman Sachs Bank USA and Goldman Sachs Lender Partners LLC collectively hold Term A-2 Dollar Loans in an aggregate principal amount of $100,000,000 or less, calculated after giving effect to the use of proceeds of such Restricted Indebtedness.
“Applicable Refinanced Debt” has the meaning specified in the definition of “Refinancing Indebtedness.”
“Applicable Revolving Credit Lenders” has the meaning specified in Section 2.14(g).
“Applicable Time” means, with respect to any borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as reasonably determined by the Administrative Agent or L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuers and (ii) the relevant U.S. Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the relevant U.S. Revolving Credit Lenders.

(a)outstanding Equity Interests of the Parent Borrower and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of the Parent Borrower beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; unless (x) the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Holdings or the Parent Borrower or (y) Holdings or the Parent Borrower shall become the wholly owned Subsidiary of a Parent Company; or
(b)any “Change of Control” (or any comparable term) in any document pertaining to any of the Senior Notes, any of the Senior Notes Indentures, any indenture governing notes constituting Refinancing Indebtedness in respect of any of the Senior Notes or any Credit Agreement Refinancing Indebtedness (or any Refinancing Indebtedness in respect thereof) with an aggregate outstanding principal amount in excess of the Threshold Amount; or
(c)the Parent Borrower ceases to be a direct wholly owned Subsidiary of Holdings other than in connection with the Parent Company Restructuring.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Term ~~A~~A-1 Dollar Commitments, Term A-2 Dollar Commitments, Incremental Term A-2 Dollar Commitments, Term A Euro Commitments, Term B-1 Dollar Commitments, Term B-2 Dollar Commitments, Incremental Term B-2 Dollar Commitments, Term B-3 Dollar Commitments, Incremental Term B-3 Dollar Commitments, Incremental Term B-1 Euro Commitments, Term B-1 Euro Commitments, Incremental Term B-2 Euro Commitments, Term B-2 Euro Commitments, U.S. Revolving Credit Commitments, Japanese Revolving Credit Commitments, Swiss/Multicurrency Revolving Credit Commitments, Incremental Revolving Credit Commitments, Other Revolving Credit Commitments, Incremental Term Commitments, Replacement Term Loan Commitments or Commitments in respect of a Class of Loans to be made pursuant to a given Extension Series or Other Term Loan Commitments of a given Refinancing Series, in each case not designated part of another existing Class and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term ~~A~~A-1 Dollar Loans, Term A-2 Dollar Loans, Term A Euro Loans, Term B-1 Dollar Loans, Term B-2 Dollar Loans, Term B-3 Dollar Loans, Term B-1 Euro Loans, Term B-2 Euro Loans, U.S. Revolving Credit Loans, Japanese Revolving Credit Loans, Swiss/Multicurrency Revolving Credit Loans, Incremental Term Loans, Incremental Revolving Credit Loans, Other Revolving Credit Loans, Replacement Term Loans, Extended Term Loans, Loans made pursuant to Extended Revolving Credit Commitments or Other Term Loans made pursuant to a given Refinancing Series, in each case not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Co-Documentation Agent” means PNC Bank, National Association, Citigroup Global Markets Inc., Fifth Third Bank, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., SunTrust Bank, TD Bank, N.A., BNP Paribas, Compass Bank, The Huntington National Bank, The Northern Trust Company and Amalgamated Bank, each in its capacity as Co-Documentation Agent under this Agreement.
“Collateral” means all the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” (or equivalent term) pledged pursuant to any other Collateral Document and shall include the Mortgaged Properties.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Fourth Restatement Effective Date pursuant to Section 4.01 or pursuant to the Collateral Documents, Section 6.11 or Section 6.13 at such time as is designated therein, duly executed by each Loan Party thereto;
Except for actions required under the Laws of Switzerland with respect to the security interests granted by the Swiss Loan Parties and the pledge of Equity Interests in the Swiss Subsidiary Borrower by IMS Netherlands Holding B.V. and actions required under the Laws of Japan with respect to the security interests granted by the Japanese Subsidiary Borrower and the pledge of Equity Interests in the Japanese Subsidiary Borrower by the Parent Borrower, no actions required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect such security interests (including any intellectual property registered in any non-U.S. jurisdiction) (it being understood that, except for the Foreign Collateral Documents (including any amendments or supplements thereto), there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction). No actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (other than in respect of certain intercompany Indebtedness owing to the Loan Parties and certificated Equity Interests of the Parent Borrower and wholly owned Restricted Subsidiaries that are Material Subsidiaries otherwise required to be pledged pursuant to the provisions of the Security Agreement).
Notwithstanding any of the foregoing, (x) the Parent Borrower may in its sole discretion cause: (i) any Restricted Subsidiary that is not otherwise required to be a Guarantor to Guarantee the U.S. Obligations, in which case such Restricted Subsidiary shall be treated as a Guarantor hereunder for all purposes and (ii) any Restricted Subsidiary that is not otherwise required to be a Swiss Guarantor to Guarantee the Swiss Obligations, in which case such Restricted Subsidiary shall be treated as a Swiss Guarantor hereunder for all purposes and (y) in connection with the Parent Company Restructuring, the security interest in the Equity Interests of the Parent Borrower shall only be required to be perfected by Holdings.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, collateral assignments, Security Agreement Supplements, the Foreign Collateral Documents, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Sections 4.01, 6.11 or 6.13, the Intercreditor Agreements (if any) and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties or in favor of the Secured Parties.
“Collateral Questionnaire” means the collateral disclosure schedule attached to the Security Agreement that provides information with respect to the personal or mixed property of each Loan Party.
“Commitment” means a U.S. Revolving Credit Commitment, Japanese Revolving Credit Commitment, Swiss/Multicurrency Revolving Credit Commitment, Incremental Revolving Credit Commitment, Incremental Term Commitment, Other Revolving Credit Commitment, Other Term Loan Commitment, Term ~~A~~A-1 Dollar Commitment, Term A-2 Dollar Commitment, Incremental Term A-2 Dollar Commitment, Term A Euro Commitment, Term B-1 Dollar Commitment, Term B-2 Dollar Commitment, Incremental Term B-2 Dollar Commitment, Term B-3 Dollar Commitment, Incremental Term B-3 Dollar Commitment, Term B-1 Euro Commitment, Incremental Term B-1 Euro Commitment, Term B-2 Euro Commitment, Incremental Term B-2 Euro Commitment, Term Commitment, Replacement Term Loan Commitment, Extended Revolving Credit Commitment of a given Extension Series or Extended Term Loan Commitment of a given Extension Series, as the context may require.
“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent and the Parent Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Parent Borrower), appropriately completed and signed by a Responsible Officer of a Borrower or the Parent Borrower, on behalf of such Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company Parties” means the collective reference to Holdings and its Subsidiaries, including the Parent Borrower, and “Company Party” means any one of them.
“IMS-Quintiles Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of May 3, 2016, among IMS Health Holdings and Quintiles Holdings.
“IMS-Quintiles Transactions” shall mean, collectively, (i) the IMS-Quintiles Merger, (ii) the termination of that certain Credit Agreement, dated as of May 12, 2015, by and among Quintiles Corp, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, swing line lender and L/C issuer, Morgan Stanley Senior Funding, Inc., as swing line lender and L/C issuer and Barclays Bank PLC, as L/C issuer and the termination of the liens in respect thereof (the “Quintiles Refinancing”) and (iii) the other transactions contemplated thereby.
“Incremental Amendment” has the meaning specified in Section 2.14(f).
“Incremental Commitments” has the meaning specified in Section 2.14(a).
“Incremental Effective Date” has the meaning specified in Amendment No. 4.
“Incremental Equivalent Debt” has the meaning specified in Section 7.03(r).
“Incremental Facility Closing Date” has the meaning specified in Section 2.14(d).
“Incremental Lenders” has the meaning specified in Section 2.14(c).
“Incremental Loan” has the meaning specified in Section 2.14(b).
“Incremental Loan Request” has the meaning specified in Section 2.14(a).
“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).
“Incremental Revolving Credit Lender” has the meaning specified in Section 2.14(c).
“Incremental Revolving Loan” has the meaning specified in Section 2.14(b).
“Incremental Term A Commitments” has the meaning specified in Section 2.14(a).
“Incremental Term A Loans” means the Loans made by an Incremental Lender pursuant to its Incremental Term A Commitments.
“Incremental Term A-2 Dollar Commitment” means, with respect to an Incremental Term A-2 Dollar Lender, the commitment of such Incremental Term A-2 Dollar Lender to have made an Incremental Term A-2 Dollar Loan on the Amendment No. 7 Effective Date, in the amount set forth opposite its name on Schedule I to Amendment No. 7.
“Incremental Term A-2 Dollar Lender” means a Person with an Incremental Term A-2 Dollar Commitment to make Incremental Term A-2 Dollar Loans to the Parent Borrower on the Amendment No. 7 Effective Date, which for the avoidance of doubt may be an existing Term Lender.
“Incremental Term A-2 Dollar Loan” means a Loan made pursuant to Section 2.01(a)(iii) of this Agreement.
“Incremental Term B Commitments” has the meaning specified in Section 2.14(a).

“Incremental Term B Loans” means the Loans made by an Incremental Lender pursuant to its Incremental Term B Commitments.
“Incremental Term B-1 Euro Commitment” means, with respect to an Incremental Term B-1 Euro Lender, the commitment of such Incremental Term B-1 Euro Lender to have made an Incremental Term B-1 Euro
Commitment, any Other Term Loan Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LCT Election” shall have the meaning specified in Section 1.08(f).
“LCT Test Date” shall mean the date specified in the LCT Election; provided, that (a) with respect to any prepayment of Indebtedness, such date shall be the date of the irrevocable prepayment notice and (b) with respect to all other Limited Condition Transactions, such date shall be the date of the definitive agreements for such Limited Condition Transaction.
“Lead Arrangers” means (a) with respect to the Third Amended and Restated Credit Agreement, Bank of America, N.A., Goldman Sachs Bank USA, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger under the Third Amended and Restated Credit Agreement, (b) with respect to this Agreement, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. (or its designated affiliate), Bank of America, N.A., Barclays Bank PLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC each in its capacity as a joint lead arranger under this Agreement, (c) with respect to Amendment No. 1, the Amendment No. 1 Lead Arrangers (as defined in Amendment No. 1), (d) with respect to Amendment No. 2, the Amendment No. 2 Lead Arrangers (as defined in Amendment No. 2) ~~and~~, (e) with respect to Amendment No. 4, the Lead Arrangers (as defined in Amendment No. 4) and (f) with respect to Amendment No. 7, Goldman Sachs Bank USA.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes any L/C Issuer, the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” For avoidance of doubt, each Additional Lender and Additional Refinancing Lender shall be deemed a “Lender” for purposes of this Agreement and each other Credit Document, to the extent any such Person has executed and delivered a Refinancing Amendment, an Incremental Amendment or an amendment in respect of Replacement Term Loans, as the case may be, and to the extent such Refinancing Amendment, Incremental Amendment or amendment in respect of Replacement Term Loans shall have become effective in accordance with the terms hereof and thereof.
“Lender Addendum” has the meaning specified in Amendment No. 3.
“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
considered as a separate financing for Swiss Withholding Tax purposes) which are not Eligible Swiss Banks must not at any time exceed ten (10), in each case in accordance with the meaning of the Guidelines.

“Term A Commitment” means the Term ~~A~~A-1 Dollar Commitments, the Term A-2 Dollar Commitments and the Term A Euro Commitments, or ~~either~~any of them, as the context may require.
“Term A ~~Dollar~~Euro Commitment” means, as to each Term A ~~Dollar~~Euro Lender, its obligation to make a Term A ~~Dollar~~Euro Loan to the Parent Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term A ~~Dollar~~Euro Loan to be made by such Term A ~~Dollar~~Euro Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term A ~~Dollar~~Euro Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term A ~~Dollar~~Euro Lender’s Term A ~~Dollar~~Euro Commitment as of the Fourth Restatement Effective Date is the sum of the amounts specified on Schedule I to the Lender Addendum under the caption “Incremental Term A-3 ~~Dollar~~Euro Commitment” and “Extended Maturity Term A ~~Dollar~~Euro Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to which such Lender shall have assumed its Term A ~~Dollar~~Euro Commitment, as the case may be. The aggregate amount of the Term A ~~Dollar~~Euro Commitments as of the Fourth Restatement Effective Date ~~is $900,000,000.10~~was €403,298,082.08.
“Term A ~~Dollar~~Euro Lender” means any Lender that has a Term A ~~Dollar~~Euro Commitment or a Term A ~~Dollar~~Euro Loan at such time.
“Term A ~~Dollar~~Euro Loans” means the Loans made by the Term A ~~Dollar~~Euro Lenders pursuant to their respective Term A ~~Dollar~~Euro Commitments.
“Term A Facility” means any Facility consisting of Term A-1 Dollar Loans, Term A-2 Dollar Loans, Term A Euro Loans, Term A-1 Dollar Commitments, Term A-2 Dollar Commitments, Incremental Term A-2 Dollar Commitments, Term A Euro Commitments, or any of them, as the context may require.
“Term A Lenders” means each Term A-1 Dollar Lender, Term A-2 Dollar Lender or Term A Euro Lender, or any of them, as the context may require.
“Term A Loan” means the Term A-1 Dollar Loans, the Term A-2 Dollar Loans and the Term A Euro Loans.
“Term A Loan Increase” has the meaning specified in Section 2.14(a).
“Term ~~A Euro~~A-1 Dollar Commitment” means, as to each Term ~~A Euro~~A-1 Dollar Lender, its obligation to make a Term ~~A Euro~~A-1 Dollar Loan to the Parent Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term ~~A Euro~~A-1 Dollar Loan to be made by such Term ~~A Euro~~A-1 Dollar Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term ~~A Euro~~A-1 Dollar Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term ~~A Euro~~A-1 Dollar Lender’s Term ~~A Euro~~A-1 Dollar Commitment as of the Fourth Restatement Effective Date is the sum of the amounts specified on Schedule I to the Lender Addendum under the caption “Incremental Term A-3 ~~Euro~~Dollar Commitment” and “Extended Maturity Term A ~~Euro~~Dollar Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to which such Lender shall have assumed its Term ~~A Euro~~A-1 Dollar Commitment, as the case may be. The aggregate amount of the Term ~~A Euro~~A-1 Dollar Commitments as of the Fourth Restatement Effective Date ~~is €403,298,082.08~~was $900,000,000.10.
“Term ~~A Euro~~A-1 Dollar Lender” means any Lender that has a Term ~~A Euro~~A-1 Dollar Commitment or a Term ~~A Euro~~A-1 Dollar Loan at such time.
“Term ~~A Euro~~A-1 Dollar Loans” means the Loans made by the Term ~~A Euro~~A-1 Dollar Lenders pursuant to their respective Term ~~A Euro~~A-1 Dollar Commitments.

~~“Term A Facility” means any Facility consisting of Term A Dollar Loans, Term A Euro Loans, Term A Dollar Commitments, Term A Euro Commitments, or any of them, as the context may require.~~
“Term A-2 Dollar Commitment” means each Incremental Term A-2 Dollar Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term A-2 Dollar Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term A-2 Dollar Lender’s Term A-2 Dollar Commitment as of the Amendment No. 7 Effective Date is specified on Schedule I to Amendment No. 7 or, otherwise, in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to which such Lender shall have assumed its Term A-2 Dollar Commitment, as the case may be. The aggregate amount of the Term A-2 Dollar Commitments as of the Amendment No. 7 Effective Date is $900,000,000.00.
“Term ~~A Loan~~A-2 Dollar Lender” means ~~the~~any Lender that has a Term ~~A~~A-2 Dollar ~~Loans and the~~Commitment or a Term ~~A Euro Loans~~A-2 Dollar Loan at such time.
 ~~“Term A Loan Increase” has the meaning specified in Section 2.14(a).~~
“Term A-2 Dollar Loans” means the Loans made by the Term A-2 Dollar Lenders pursuant to their respective Term A-2 Dollar Commitments.
“Term B Dollar Loan” means a Loan that was made pursuant to Section 2.01(b)(i), as in effect on the Amendment No. 1 Effective Date.
“Term B Euro Loan” means a Loan that was made pursuant to Section 2.01(b)(ii) or (iv), each as in effect on the Amendment No. 1 Effective Date.
“Term B-1 Dollar Commitment” means each Exchange Term B-1 Dollar Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term B-1 Dollar Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term B-1 Dollar Lender’s Term B-1 Dollar Commitment as of the Amendment No. 1 Effective Date is specified on the signature page to such Term B-1 Dollar Lender’s Consent or, otherwise, in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to which such Lender shall have assumed its Term B-1 Dollar Commitment, as the case may be. The aggregate amount of the Term B-1 Dollar Commitments as of the Amendment No. 1 Effective Date, after giving effect to the prepayment of Term B-1 Dollar Loans pursuant to Section 2(e) of Amendment No. 1, was $1,200,000,000.
“Term B-1 Dollar Lender” means any Lender that has a Term B-1 Dollar Commitment or a Term B-1 Dollar Loan at such time.
“Term B-1 Dollar Loans” means the Loans made by the Term B-1 Dollar Lenders pursuant to their respective Term B-1 Dollar Commitments.
“Term B-1 Euro Commitment” means each Incremental Term B-1 Euro Commitment and Exchange Term B-1 Euro Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term B-1 Euro Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term B-1 Euro Lender’s Term B-1 Euro Commitment as of the Amendment No. 1 Effective Date is specified on the signature page to such Term B-1 Euro Lender’s Consent or, otherwise, in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to which such Lender shall have assumed its Term B-1 Euro Commitment, as the case may be. The aggregate amount of the Term B-1 Euro Commitments as of the Amendment No. 1 Effective Date was €1,200,000,000.

“Term B-1 Euro Lender” means any Lender that has a Term B-1 Euro Commitment or a Term B-1 Euro Loan at such time.
“Term B-1 Euro Loans” means the Loans made by the Term B-1 Euro Lenders pursuant to their respective Term B-1 Euro Commitments.
“Term B Loan” means the Term B-1 Dollar Loans, the Term B-2 Dollar Loans, the Term B-3 Dollar Loans, the Term B-1 Euro Loans and the Term B-2 Euro Loans.
“Term B Loan Increase” has the meaning specified in Section 2.14(a).
“Term Borrowing” means a Borrowing of any Term Loans.
“Term Commitment” means the Term ~~A~~A-1 Dollar Commitments, the Term A-2 Dollar Commitments, the Term A Euro Commitments, the Term B-1 Dollar Commitments, the Term B-2 Dollar Commitments, the Term B-3 Dollar Commitments, the Term B-1 Euro Commitments, the Term B-2 Euro Commitments, Incremental Term Commitments, Other Term Loan Commitments, Replacement Term Loan Commitments or Extended Term Loan Commitments of a given Extension Series, or any of them, as the context may require.
“Term Facility” means any Facility consisting of Term Loans and/or Term Commitments.
“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
“Term Loan” means any Term A Loan, Term B Loan, Incremental Term Loan, Other Term Loan, Extended Term Loan or Replacement Term Loan, as the context may require.
“Term Loan Extension Request” has the meaning provided in Section 2.16(a).
“Term Loan Extension Series” has the meaning provided in Section 2.16(a).
“Term Loan Increase” has the meaning specified in Section 2.14(a).
“Term Loan Refinancing Debt” means (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt and (c) Permitted Unsecured Refinancing Debt and, in each case, any Refinancing Indebtedness in respect thereof.
“Term Note” means a promissory note of one or more of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C1, evidencing the aggregate Indebtedness of such Borrowers to such Term Lender resulting from the Term Loans made by such Term Lender.
“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Parent Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b) after the Fourth Restatement Effective Date, the Test Period in effect shall be the period of four consecutive fiscal quarters of the Parent Borrower ended September 30, 2016. A Test Period may be designated by reference to the last day thereof (i.e., the “September 30, 2016 Test Period” refers to the period of four consecutive fiscal quarters of the Parent Borrower ended September 30, 2016), and a Test Period shall be deemed to end on the last day thereof.
“Third Restatement Transactions” means, collectively, (a) the amendment and restatement of the Second Amended and Restated Credit Agreement, including the execution and delivery of the Amendment and any Credit Documents contemplated hereby and, upon the effectiveness thereof, the borrowing of the Term B Loans pursuant to Section 2.02 and (b) all other transactions contemplated by the Amendment or in connection with any of the foregoing.

ARTICLE II.
The Commitments and Borrowings
SECTION 2.01. The Loans.
(a)Term A Borrowings.
(i)  Subject to the terms and conditions set forth herein, on the Fourth Restatement Effective Date, each Term ~~A~~A-1 Dollar Lender severally agrees to make to the Parent Borrower a Term ~~A~~A-1 Dollar Loan in an aggregate amount equal to such Term Lender’s Term ~~A~~A-1 Dollar Commitment. Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be reborrowed. Term ~~A~~A-1 Dollar Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(ii)        Subject to the terms and conditions set forth herein, on the Fourth Restatement Effective Date, each Term A Euro Lender severally agrees to make to the Parent Borrower a Term A Euro Loan in an aggregate amount equal to such Term Lender’s Term A Euro Commitment. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. Term A Euro Loans shall be Eurocurrency Rate Loans.
(iii)        Subject to the terms and conditions set forth in this Agreement and set forth in Amendment No. 7, each Incremental Term A-2 Dollar Lender severally agrees to make to the Parent Borrower a Term A-2 Dollar Loan on the Amendment No. 7 Effective Date in an aggregate amount equal to the amount of such Term Lender’s Incremental Term A-2 Dollar Commitment on the Amendment No. 7 Effective Date. Amounts borrowed as described in this Section 2.01(a)(iii) and repaid or prepaid may not be reborrowed. Term A-2 Dollar Loans made as described in this Section 2.01(a)(iii) may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(b)Term B Borrowings.
(i)  Subject to the terms and conditions in this Agreement and set forth in Amendment No. 1, each Exchange Term B-1 Dollar Lender having an Exchange Term B-1 Dollar Commitment on the Amendment No. 1 Effective Date exchanged its Term B Dollar Loans on the Amendment No. 1 Effective Date for a principal amount of Term B-1 Dollar Loans equal to the amount of such Term Lender’s Exchange Term B-1 Dollar Commitment on the Amendment No. 1 Effective Date. Amounts borrowed as described in this Section 2.01(b)(i) and repaid or prepaid may not be reborrowed. Term B-1 Dollar Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(ii)  Subject to the terms and conditions in this Agreement and set forth in Amendment No. 1, each Exchange Term B-1 Euro Lender having an Exchange Term B-1 Euro Commitment on the Amendment No. 1 Effective Date exchanged its Term B Euro Loans on the Amendment No. 1 Effective Date for a principal amount of Term B-1 Euro Loans equal to the amount of such Term Lender’s Exchange Term B-1 Euro Commitment on the Amendment No. 1 Effective Date. Amounts borrowed as described in this Section 2.01(b)(ii) and repaid or prepaid may not be reborrowed. Term B-1 Euro Loans shall be Eurocurrency Rate Loans.
(iii)  [Reserved].
(iv)  Subject to the terms and conditions in this Agreement and set forth in Amendment No. 1, each Incremental Term B-1 Euro Lender made to the Parent Borrower a Term B-1 Euro Loan on the Amendment No. 1 Effective Date in an aggregate amount equal to the amount of such Term Lender’s Incremental Term B-1 Euro Commitment on the Amendment No. 1 Effective Date. Amounts borrowed as described in this Section 2.01(b)(iv) and repaid or prepaid may not be reborrowed. Term B-1 Euro Loans made as described in this Section 2.01(b)(iv) shall be Eurocurrency Rate Loans, as further provided herein.

(v)  All Term B-1 Dollar Loans and Term B-1 Euro Loans made on the Amendment No. 1 Effective Date had the Interest Periods specified in the Request for Credit Extension delivered in connection therewith (notwithstanding the required periods set forth in the definition of “Interest Period”). All accrued and unpaid interest on the Term B Dollar Loans and the Term B Euro Loans to, but not including the Effective Date, was payable on the Amendment No. 1 Effective Date, but no amounts were payable on the Amendment No. 1 Effective Date under Section 3.05.
(vi)  Subject to the terms and conditions in this Agreement and set forth in Amendment No. 2, each Incremental Term B-2 Dollar Lender made to the Parent Borrower an Incremental Term B-2 Dollar Loan on the Amendment No. 2 Effective Date in an aggregate amount equal to the amount of such Term Lender’s Incremental Term B-2 Dollar Commitment on the Amendment No. 2 Effective Date. Amounts borrowed as described in this Section 2.01(b)(vi) and repaid or prepaid may not be reborrowed. Incremental Term B-2 Dollar Loans made as described in this Section 2.01(b)(vi) shall be Eurocurrency Rate Loans, as further provided herein.
(vii)  Subject to the terms and conditions in this Agreement and set forth in Amendment No. 4, each Incremental Term B-3 Dollar Lender severally agrees to make to the Parent Borrower an Incremental Term B-3 Dollar Loan on the Incremental Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Incremental Term B-3 Dollar Commitment on the Incremental Effective Date. Amounts borrowed as described in this Section 2.01(b)(vii) and repaid or prepaid may not be reborrowed. Incremental Term B-3 Dollar Loans made as described in this Section 2.01(b)(vii) may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(viii)  Subject to the terms and conditions in this Agreement and set forth in Amendment No. 4, each Incremental Term B-2 Euro Lender severally agrees to make to the Parent Borrower an Incremental
(c)provided that the notice referred to in subclause (1) above may be delivered no later than the Business Day immediately prior to the Fourth Restatement Effective Date in the case of the initial Credit Extensions of Term ~~A~~A-1 Dollar Loans; provided, further, that no Foreign Currency Loan may be converted into a Base Rate Loan or into a Foreign Currency Loan of a different Foreign Currency. Each telephonic notice by the requesting Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Except as provided in Section 2.14, 2.15 or 2.16, each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum Dollar Equivalent amount of $1,000,000, or a whole Dollar Equivalent multiple of $100,000, in excess thereof. Except as provided in Section 2.03(c), 2.04(b) or 2.14, 2.15 or 2.16, each Borrowing of or conversion to Base Rate Loans shall be in a minimum Dollar Equivalent amount of $500,000 or a whole Dollar Equivalent multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the requesting Borrower(s) are requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of Loans to be borrowed, converted or continued, (iv) the Class and Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) if applicable, which Class of Revolving Credit Commitments is to be borrowed and (vii) wire instructions of the account(s) to which funds are to be disbursed. If the requesting Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then (x) the applicable Term B-1 Dollar Loans, Term B-2 Dollar Loans, Term B-3 Dollar Loans, Term ~~A~~A-1 Dollar Loans, Term A-2 Dollar Loans or Revolving Credit Loans denominated in Dollars shall be made as, or converted to, Base Rate Loans and (y) the applicable Term A Euro Loans, Term B-1 Euro Loans, Term B-2 Euro Loans or Revolving Credit Loans denominated in Foreign Currencies shall be made as, or converted to, Eurocurrency Rate Loans with an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans or Eurocurrency Rate Loans with an Interest Period of one (1) month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the requesting Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(a)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower(s), the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than (x) 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice in the case of any Revolving Credit Loan denominated in Dollars and (y) the Applicable Time specified by the Administrative Agent in the case of any Revolving Credit Loan denominated in a Foreign Currency. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and if, such Borrowing is on the Fourth Restatement Effective Date, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account(s) of the applicable Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided by the applicable Borrower or the Parent Borrower, on behalf of such Borrower, to (and reasonably acceptable to) the Administrative Agent; provided
(b)Mandatory.
(i)  The Revolving Credit Commitments of the applicable Revolving Credit Lenders in respect of a Revolving Credit Facility shall automatically and permanently terminate on the Maturity Date for such Revolving Credit Facility.
(ii)  The Term ~~A Commitments of~~A-1 Dollar Commitment of each Term A-1 Dollar Lender and the Term A ~~Lenders shall be~~Euro Commitment of each Term A Euro Lender were automatically and permanently reduced to $0 upon the funding of the Term A-1 Dollar Loans and the Term A Euro Loans on the Fourth Restatement Effective Date.
(iii)  The Term B-1 Dollar Commitment of each Exchange Term B-1 Dollar Lender was automatically and permanently reduced to $0 upon the exchange of the Term B Dollar Loans held by such Exchange Term B-1 Dollar Lender into Term B-1 Dollar Loans pursuant to Section 2.01(b)(i). The Term B-1 Euro Commitment of each Exchange Term B-1 Euro Lender was automatically and permanently reduced to $0 upon the exchange of the Term B Euro Loans held by such Exchange Term B-1 Euro Lender into Exchange Term B-1 Euro Loans pursuant to Section 2.01(b)(ii).
(iv)  The Incremental Term B-1 Euro Commitment of each Incremental Term B-1 Euro Lender was automatically and permanently reduced to $0 upon the funding of such Incremental Term B-1 Euro Loan made by it on the Amendment No. 1 Effective Date pursuant to Section 2.01(b)(iv).
(v)  The Incremental Term B-2 Dollar Commitment of each Incremental Term B-2 Dollar Lender was automatically and permanently reduced to $0 upon the funding of such Incremental Term B-2 Dollar Loan to be made by it on the Amendment No. 2 Effective Date pursuant to Section 2.01(b)(vi).
(vi)  The Incremental Term B-3 Dollar Commitment of each Incremental Term B-3 Dollar Lender ~~shall be~~was automatically and permanently reduced to $0 upon the funding of such Incremental Term B-3 Dollar Loan to be made by it on the Incremental Effective Date pursuant to Section 2.01(b)(vii).
(vii)  The Incremental Term B-2 Euro Commitment of each Incremental Term B-2 Euro Lender ~~shall be~~was automatically and permanently reduced to €0 upon the funding of such Incremental Term B-2 Euro Loan to be made by it on the Incremental Effective Date pursuant to Section 2.01(b)(viii).
(viii)  The Incremental Term A-2 Dollar Commitment of each Incremental Term A-2 Dollar Lender shall be automatically and permanently reduced to $0 upon the funding of such Incremental Term A-2 Dollar Loan to be made by it on the Amendment No. 7 Effective Date pursuant to Section 2.01(a)(iii).

(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of any of the Revolving Credit Commitments of a Class or the Term A Commitments of a Class, as applicable, shall be paid on the effective date of such termination.
SECTION 2.07 Repayment of Loans.
(a)Term A Loans.
(i) The Parent Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December commencing September 30, 2018, an aggregate principal amount equal to 1.25% of the Term A-1 Dollar Loans and Term A Euro Loans outstanding on the Extension Effective Date and (B) on the Maturity Date for the Term A-1 Dollar Loans and Term A Euro Loans, the aggregate principal amount of all Term A-1 Dollar Loans and Term A Euro Loans outstanding on such date.
(ii) The Parent Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December commencing June 30, 2020, an aggregate principal amount equal to 1.25% of the Term A-2 Dollar Loans outstanding on the Amendment No. 7 Effective Date and (B) on the Maturity Date for the Term A-2 Dollar Loans, the aggregate principal amount of all Term A-2 Loans outstanding on such date.
(b)Term B Loans.
(i) The Parent Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December commencing with June 30, 2014, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Term B-1 Dollar Loans and Term B-1 Euro Loans outstanding on the Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the Maturity Date for the Term B-1 Dollar Loans and the Term B-1 Euro Loans, the aggregate principal amount of all Term B-1 Dollar Loans and Term B-1 Euro Loans outstanding on such date.
(ii) The Parent Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December than with respect to upfront fees, OID or similar fees) to the applicable Term A Loans, Term B Loans or Class of Revolving Credit Commitments being increased, in each case, as existing on the Incremental Facility Closing Date. In any event:
(i) the Incremental Term Loans:
(A)shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans,
(B)(i) with respect to Incremental Term A Loans, shall not mature earlier than the Maturity Date with respect to the Term A Loans made on the ~~Fourth Restatement~~Amendment No. 7 Effective Date (prior to giving effect to any extensions thereof) and (ii) with respect to Incremental Term B Loans, shall not mature earlier than the Maturity Date with respect to the Term B Loans made on the Effective Date (prior to giving effect to any extensions thereof),
(C)(i) with respect to Incremental Term A Loans, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term A Loans on the date of incurrence of such Incremental Term A Loans (except by virtue of amortization or prepayment of the Term A Loans prior to the time of such incurrence) and (ii) with respect to Incremental Term B Loans, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term B Loans on the date of incurrence of such Incremental Term B Loans (except by virtue of amortization or prepayment of the Term B Loans prior to the time of such incurrence),
(D)shall have an Applicable Rate and, subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below, amortization determined by the Parent Borrower and the applicable Incremental Term Lenders, and
(E)may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis, except as expressly provided herein) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment.

Incremental Term B-2 Euro Loans borrowed on the Incremental Effective Date, (x) to repay outstanding Revolving Credit Loans, (y) to pay fees and expenses related to Amendment No. 4 and (z) for general corporate purposes~~.~~ and (f) with respect to the Incremental Term A-2 Dollar Loans borrowed on the Amendment No. 7 Effective Date, (x) to repay outstanding Revolving Credit Loans, (y) to pay fees and expenses related to Amendment No. 7 and (z) for general corporate purposes.
SECTION 6.17. Swiss Withholding Tax Rules. Swiss Subsidiary Borrower shall ensure that while it is a Borrower it shall comply with the Swiss Withholding Tax Rules, subject to the Lenders complying with their obligations under Section 10.07 and their representations and undertakings otherwise set forth herein. Swiss Subsidiary Borrower shall assume, for the purposes of determining the total number of creditors which are Non-Eligible Swiss Banks with respect to the Twenty Non-Bank Rule, that at all times, with respect to the Obligations of the Swiss Subsidiary Borrower hereunder, there are ten (10) Non-Eligible Swiss Banks.
ARTICLE VII.
Negative Covenants
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), then from and after the Fourth Restatement Effective Date, the Parent Borrower shall not (and, with respect to Section 7.14 only, Holdings shall not), nor shall the Parent Borrower permit any Restricted Subsidiary to:

obligation hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person, (iii) a Disqualified Institution, (iv) to Holdings, the Parent Borrower or any of its Subsidiaries (except pursuant to Section 2.05(a)(v) or Section 10.07(l)) or (v) with respect to any assignment of Japanese Revolving Credit Loans or Japanese Revolving Credit Commitments, any Person that does not satisfy clause (b) of the definition of “Eligible Japanese Investor.” Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees, other than a Disqualified Institution (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent of:
(A)the Parent Borrower unless (1) an Event of Default under Section 8.01(a) or, solely with respect to the Parent Borrower, Section 8.01(f) has occurred and is continuing, or (2) an assignment of all or a portion of the Term B Loans to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent Borrower’s consent with respect to any assignment of the Term A-2 Dollar Loans and the Term B Loans shall not be unreasonably withheld or delayed and the Parent Borrower shall be deemed to have consented to any such assignment of the Term B Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice of a failure to respond to such request for assignment or (3) an assignment of all or a portion of the Term Loans pursuant to Section 10.07(h), Section 10.07(k) or Section 10.07(l) (it being understood that the Parent Borrower will have the right to withhold its consent to: (x) an assignment of Japanese Revolving Credit Loans or Japanese Revolving Credit Commitments to a Person who does not satisfy clause (b) of the definition of “Eligible Japanese Investor,” (y) an assignment of Swiss/Multicurrency Revolving

ANNEX B
FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE
of
IQVIA INC.
AND ITS RESTRICTED SUBSIDIARIES

March 11, 2020

Reference is made to Amendment No. 7 to Fourth Amended and Restated Credit Agreement, dated as of the date hereof (the “Amendment”), among IQVIA Inc., a Delaware corporation (the “Parent Borrower”), IQVIA Holdings Inc., a Delaware corporation (“Holdings”), the other Guarantors party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent (in such capacity, the “Administrative Agent”), and the Incremental Term A-2 Dollar Lenders (as defined therein), which amends the Fourth Amended and Restated Credit Agreement, dated as of October 3, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, and as amended by the Amendment, the “Credit Agreement”), among the Borrowers, Holdings, the Lenders party thereto from time to time, the Agent, and the other agents party thereto. Pursuant to Section 4(h) of the Amendment, the undersigned hereby certifies, solely in such undersigned’s capacity as President of the Parent Borrower, and not individually, as follows:
As of the date hereof, after giving effect to the transactions contemplated by the Amendment (the “Transactions”), including the incurrence of the Incremental Term A-2 Dollar Loans:
a. The fair value of the assets of the Parent Borrower and its Restricted Subsidiaries exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;
b. The present fair saleable value of the property of the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
c. the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and
d. the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.
For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Amendment or the Credit Agreement, as applicable.

The undersigned is familiar with the business and financial position of the Parent Borrower and its Restricted Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Parent Borrower and its Restricted Subsidiaries after consummation of the Transactions.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as President of the Parent Borrower, on behalf of the Parent Borrower, and not individually, as of the date first stated above.
IQVIA INC.
By: ________________________________
Name: Andrew Markwick
Title: Vice President and Treasurer